UNITED STATES

         SECURITIES AND EXCHANGE COMMISSION

              Washington, D.C. 20549

           _____________________________

                    FORM 8-K

                 CURRENT REPORT

       PURSUANT TO SECTION 13 OR 15(d) OF THE

          SECURITIES EXCHANGE ACT OF 1934

                 Date of Report:

        (Date of earliest event reported)

                April 16, 2008

          ____________________________

         EXPLEO SOLUTIONS, INCORPORATED
 (Exact name of registrant as specified in charter)

                        Florida
(State or other Jurisdiction of Incorporation or Organization)


        0-50896                        37-1461362
(Commission File Number)           (IRS  Employer ID No.)

 	              1415 W. 22nd Street
                          Tower Floor
                   Oak Brook, Illinois 60523
       (Address of Principal Executive Offices and zip code)

                        (920) 207-7772
                    (Registrant's telephone
                  number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the
     Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12(b) under
     the Exchange Act (17 CFR 240.14a-12(b))
[  ] Pre-commencement communications pursuant to Rule 14d-2(b)
     under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))







Safe Harbor Statement under the Private Securities Litigation
Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of Expleo Solutions, Incorporated ("Expleo") to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe
Expleo's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections or other expectations included in any forward-looking statements will come to pass. Expleo's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, Expleo undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.



Item 5.02 Departure of Directors of Principal Officer; Election of Directors; Appointment of Principal Officers

Corey Ferengul has resigned as a director of Expleo Solutions, Incorporated, effective April 16, 2008. He stated his reason for resignation is that his other professional responsibilities are hindering his ability to devote sufficient time to his duties as a director of the Company.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Expleo Solutions, Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 	Expleo Solutions, Incorporated

Date: April 21, 2008	By:  	/s/ Kerry LaBant

Kerry LaBant, President